UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value	UMH PD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Amendment No. 1 to the Equity Distribution Agreement

On May 12, 2026, UMH Properties, Inc. (the “Company”) entered into Amendment No. 1 to the Equity Distribution Agreement (the “Distribution Agreement Amendment”) with BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc. and Compass Point Research & Trading, LLC, as distribution agents (the “Distribution Agents”), amending that certain Equity Distribution Agreement dated September 16, 2024 (the “Distribution Agreement”), by and among the Company, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc., Compass Point Research & Trading, LLC and Janney Montgomery Scott LLC. Under the Distribution Agreement, as amended by the Distribution Agreement Amendment (the “Amended Distribution Agreement”), the Company may offer and sell shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), having an aggregate sales price of up to $150,000,000 (inclusive of shares of Common Stock previously sold under the original Distribution Agreement) from time to time through the Distribution Agents, as agents or principals. The purpose of the Distribution Agreement Amendment was to update the Distribution Agents. Except as provided in the Distribution Agreement Amendment, all provisions, terms and conditions of the original Distribution Agreement shall remain in full force and effect. Any sales of the shares of Common Stock under the Amended Distribution Agreement will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (the “NYSE”) or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Distribution Agents are not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Distribution Agents and the Company. Upon entry into the Distribution Agreement Amendment, approximately $44.6 million of Common Stock was  unsold under the original Distribution Agreement and will remain available for sale under the Amended Distribution Agreement.

The Company intends to use the net proceeds from sales of shares of Common Stock under the Amended Distribution Agreement for working capital and general corporate purposes, which may include purchases of manufactured homes for sale or lease to customers, expansion of the Company’s existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis, including amounts borrowed under the Company’s revolving credit facility.

The shares of Common Stock sold after May 12, 2026 under the Amended Distribution Agreement are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-295772), filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2026 (the “Registration Statement”), which Registration Statement became effective upon filing, and will be sold and issued pursuant to the Company’s prospectus, dated May 11, 2026, included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated May 12, 2026, relating to the Common Stock (together with the Base Prospectus, the “Common Stock ATM Prospectus”). The Common Stock is described in the Company’s Registration Statement and the Common Stock ATM Prospectus. The Common Stock is listed on the NYSE under the symbol “UMH.” The Common Stock is also listed on the Tel Aviv Stock Exchange.

Amended and Restated At Market Issuance Sales Agreement

Additionally, on May 12, 2026, the Company entered into an Amended and Restated At Market Issuance Sales Agreement (the “A&R Sales Agreement”) with B. Riley Securities, Inc., Cantor Fitzgerald & Co. and Maxim Group LLC, as sales agents (the “Sales Agents”), amending and restating that certain At Market Issuance Sales Agreement, dated March 5, 2025 (the “Prior Sales Agreement”), by and between the Company and B. Riley Securities, Inc., as sales agent. Under the A&R Sales Agreement, the Company may offer and sell shares of the Company’s 6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series D Preferred Stock”), having an aggregate sales price of up to $100,000,000 (inclusive of shares of Series D Preferred Stock previously sold under the Prior Sales Agreement) from time to time through the Sales Agents, as agents or principals. Any sales of the shares of Series D Preferred Stock under the A&R Sales Agreement will be in “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the NYSE or on any other existing trading market for the Series D Preferred Stock, as applicable, or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Sales Agents are not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and the Company. Upon entry into the A&R Sales Agreement, approximately $97.5 million of Series D Preferred Stock was unsold under the Prior Sales Agreement and will remain available for sale under the A&R Sales Agreement.

The A&R Sales Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Sales Agents against certain specified liabilities. The Company will pay the Sales Agents a commission at a mutually agreed rate of up to 2% of the gross sale proceeds from sales of shares of Series D Preferred Stock under the A&R Sales Agreement. The offering of Series D Preferred Stock pursuant to the A&R Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Series D Preferred Stock subject to the A&R Sales Agreement or (ii) the termination of the A&R Sales Agreement by the Sales Agents or the Company in accordance with the terms of the A&R Sales Agreement.

The Company intends to use the net proceeds from sales of shares of Series D Preferred Stock under the A&R Sales Agreement for working capital and general corporate purposes, which may include purchases of manufactured homes for sale or lease to customers, expansion of the Company’s existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis, including amounts borrowed under the Company's revolving credit facility.

The shares of Series D Preferred Stock sold after May 12, 2026 under the A&R Sales Agreement are being offered and sold pursuant to the Registration Statement and will be sold and issued pursuant to the Base Prospectus and the prospectus supplement, dated May 12, 2026, relating to the Series D Preferred Stock (together with the Base Prospectus, the “Preferred Stock ATM Prospectus”). The Series D Preferred Stock is described in the Registration Statement and the Preferred Stock ATM Prospectus. The Series D Preferred Stock is listed on the NYSE under the symbol “UMH PRD.”

The foregoing summaries of the Distribution Agreement Amendment and the A&R Sales Agreement are only brief descriptions of certain terms therein, do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and are qualified in their entirety by such agreements attached hereto. Copies of the Distribution Agreement Amendment and the A&R Sales Agreement are attached hereto as Exhibits 1.1 and 1.2, respectively, and are incorporated by reference herein. In connection with the filing of the Distribution Agreement Amendment and the A&R Sales Agreement, the Company is filing as Exhibits 5.1 and 5.2 the opinions of its Maryland counsel, Womble Bond Dickinson (US) LLP, and as Exhibit 8.1 the tax opinion of Paul Hastings LLP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1
Amendment No. 1 to the Equity Distribution Agreement, dated May 12, 2026, by and among UMH Properties, Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc. and Compass Point Research & Trading, LLC, as distribution agents.

1.2	Amended and Restated At Market Issuance Sales Agreement, dated May 12, 2026, by and among UMH Properties, Inc., B. Riley Securities, Inc., Cantor Fitzgerald & Co. and Maxim Group LLC, as sales agents.
5.1	Opinion of Womble Bond Dickinson (US) LLP regarding the legality of the Common Stock.
5.2	Opinion of Womble Bond Dickinson (US) LLP regarding the legality of the Series D Preferred Stock.
8.1	Opinion of Paul Hastings LLP as to certain tax matters.
23.1	Consent of Womble Bond Dickinson (US) LLP (included in Exhibits 5.1 and 5.2).
23.2	Consent of Paul Hastings LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: May 12, 2026	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Executive Vice President and Chief Financial Officer